Exhibit 99.1

News Release

Investor Contact

Ken Diptee

Executive Director, Investor Relations

DineEquity, Inc.

818-637-3632

Media Contact

Amy Mason

Senior Vice President, Communications

818-637-4769

Chairman and Chief Executive Officer Julia Stewart Announces Resignation

Company Announces Preliminary (Unaudited) Fourth Quarter 2016 and Fiscal 2016 Results

GLENDALE, Calif., February 17, 2017 — DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar® and IHOP® restaurants, today announced that chairman and chief executive officer and interim president of the Applebee’s business unit Julia Stewart will resign from the Company, effective March 1, 2017.

“I am honored to have led this extraordinary global company through significant periods of growth and transformation over the last 16 years. It has been a privilege to lead two iconic brands, both number one in their respective categories,” said Stewart. “I am also grateful for the opportunity to have worked with such talented and passionate executives, team members and franchisees. I am confident in the strong roadmap that has been set forth, and will continue to cheer for the company’s success.”

The board of directors has named its current lead director, Richard Dahl, to serve as interim chief executive officer and chairman, effective March 1, 2017, while the board of directors conducts a search for a permanent replacement.

Mr. Dahl has served on the board of directors since February 2004 and has more than 35 years of experience in senior management of public and private companies, including service as chief executive officer, chief operating officer and chief financial officer. The board appointed Caroline Nahas as DineEquity’s lead director to replace Mr. Dahl and Douglas Pasquale to succeed Mr. Dahl as chairman of the audit and finance committee. Upon completion of the chief executive officer search, the DineEquity board of directors intends to separate the chairman and chief executive officer roles.

“For more than 16 years, Julia has been a strong and valued leader of DineEquity and the IHOP and Applebee’s brands and has made numerous and lasting contributions to the business” said Richard Dahl. “Under Julia’s leadership, DineEquity has become one of the largest full service, fully franchised chains in the world. She led the successful turnaround of IHOP early in her tenure, drove the acquisition and re-franchising of Applebee’s and transitioned DineEquity to an asset light model. We thank Julia for her service to DineEquity’s stockholders and her unwavering commitment to DineEquity and its franchisees.”

Concurrent with this leadership transition, the Company today released preliminary (unaudited) fourth quarter 2016 and fiscal 2016 financial results.

•

GAAP net income available to common stockholders was $21.1 million for the fourth quarter of 2016, or earnings per diluted share of $1.18. GAAP net income available to common stockholders was $96.6 million for fiscal 2016, or earnings per diluted share of $5.33.

•

Adjusted net income available to common stockholders was $24.5 million, or adjusted earnings per diluted share of $1.37, for the fourth quarter of 2016. Adjusted net income available to common stockholders was $108.9 million, or adjusted earnings per diluted share of $6.01, for fiscal 2016. (See non-GAAP financial measures below).

•	Adjusted EBITDA for the twelve months ended December 31, 2016 was $275.3 million (See non-GAAP financial measures below).

•	General and administrative expenses were $37.0 million for the fourth quarter of 2016. General and administrative expenses were $148.9 million for fiscal 2016.

•

IHOP’s domestic system-wide comparable same restaurant sales were negative 2.1% for the fourth quarter of 2016. IHOP’s domestic system-wide comparable same restaurant sales decreased 0.1% for fiscal 2016.

•

Applebee’s domestic system-wide comparable same-restaurant sales declined 7.2% for the fourth quarter of 2016. Applebee’s domestic system-wide comparable same-restaurant sales decreased 5.0% for fiscal 2016.

DineEquity is in the process of finalizing the foregoing information. The company intends to report definitive fourth quarter 2016 and fiscal 2016 results and its outlook on March 1, 2017, when it will hold its regularly scheduled investor conference call.

DineEquity will continue to invest in the long term success and growth of both IHOP and Applebee’s. I will be working very closely with the Applebee’s franchisees to improve performance,” added Mr. Dahl. “While a turnaround of Applebee’s will not happen immediately, the results of a comprehensive diagnostic conducted by a world class management consulting firm has enhanced our understanding of what has driven our recent sales trends. More importantly, we have a go forward plan to improve performance, and have worked with the same firm to validate our initiatives and identify additional creative strategies to expeditiously return Applebee’s to growth.”

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands. With more than 3,700 restaurants combined in 18 countries and 3 U.S. territories and approximately 400 franchisees, DineEquity is one of the largest full-service restaurant companies in the world. For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

Forward-Looking Statements

Statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s indebtedness; risk of future impairment charges; trading volatility and the price of the Company’s common stock; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; risks associated with locations of current and future restaurants; rising costs for food commodities and utilities; shortages or interruptions in the supply or delivery of food; ineffective marketing and guest relationship initiatives and use of social media; changing health or dietary preferences; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; fourth-party claims with respect to intellectual property assets; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; our dependence upon our franchisees; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; heavy dependence on information technology; the occurrence of cyber incidents or a deficiency in our cybersecurity; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.

Non-GAAP Financial Measures

This news release includes references to the Company’s non-GAAP financial measure “adjusted net income available to common stockholders (adjusted EPS)” and “Adjusted EBITDA.” “Adjusted EPS” is computed for a given period by deducting from net income or loss available to common stockholders for such period the effect of any closure and impairment charges, any gain or loss related to debt extinguishment, any intangible asset amortization, any non-cash interest expense, any gain or loss related to the disposition of assets, and other items deemed not reflective of current operations. This is presented on an aggregate basis and a per share (diluted) basis. The Company defines “Adjusted EBITDA” for a given period as net income less interest expense, income taxes, depreciation and amortization, non-cash stock-based compensation, closure and impairment charges, gain/loss on disposition of assets and other add-backs as defined in the debt agreements associated with the securitized debt issued by certain of our indirect, wholly-owned subsidiaries. Management may use certain of these non-GAAP financial measures along with the corresponding U.S. GAAP measures to evaluate the performance of the business and to make certain business decisions. Additionally, adjusted EPS is one of the metrics used in determining payouts under the Company’s annual cash incentive plan, and Adjusted EBITDA is used to evaluate our compliance with covenants under our debt agreements. Management believes that these non-GAAP financial measures provide additional meaningful information that should be considered when assessing the business and the Company’s performance compared to prior periods and the marketplace. Adjusted EPS and Adjusted EBITDA are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of net income available to common stockholders to net income available to common stockholders, as adjusted for the following items: Kansas City Support Center consolidation costs; amortization of intangible assets; closure and impairment charges; non-cash interest expense; gain or loss on disposition of assets; loss on extinguishment of debt; incremental Senior Note interest; refinancing expenses not capitalized; the combined tax effect of the preceding adjustments, and income tax adjustments considered unrelated to the respective current period operations, as well as related per share data:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net income (loss) available to common stockholders, as reported	$21,059	$25,000	$96,605	$103,523
Kansas City Support Center consolidation costs(1)	835	2,266	6,173	5,861
Amortization of intangible assets	2,501	2,500	9,981	10,000
Closure and impairment charges	762	346	2,223	2,576
Non-cash interest expense	818	782	3,218	3,074
Loss (gain) on disposition of assets	130	1,393	809	(901)
Net income tax provision for above adjustments	(1,867)	(2,769)	(8,289)	(7,832)
Income tax adjustments(2)	316	—	(1,686)	—
Net income allocated to unvested participating restricted stock	(47)	(62)	(177)	(171)

Net income available to common stockholders, as adjusted	$24,507	$29,456	$108,857	$116,130

Diluted net income available to common stockholders per share:

Net income (loss) available to common stockholders, as reported	$1.18	$1.35	$5.33	$5.52
Kansas City Support Center consolidation costs(1)	0.03	0.08	0.21	0.19
Amortization of intangible assets	0.09	0.08	0.34	0.33
Closure and impairment charges	0.03	0.01	0.08	0.09
Non-cash interest expense	0.03	0.03	0.11	0.10
Loss (gain) on disposition of assets	0.00	0.05	0.03	(0.03)
Income tax adjustments(2)	0.02	—	(0.09)	—
Net income allocated to unvested participating restricted stock	(0.00)	(0.00)	(0.01)	(0.01)
Rounding	(0.01)	(0.01)	0.01	—

Diluted net income available to common stockholders per share, as adjusted	$1.37	$1.59	$6.01	$6.19

Numerator for basic EPS-income available to common stockholders, as adjusted	$24,507	$29,456	$108,857	$116,130
Effect of unvested participating restricted stock using the two-class method	1	1	2	6

Numerator for diluted EPS-income available to common stockholders after assumed conversions, as adjusted	$24,508	$29,457	$108,859	$116,136

Denominator for basic EPS-weighted-average shares	17,826	18,358	18,030	18,637
Effect of dilutive securities:
Stock options	90	117	95	131

Denominator for diluted EPS-weighted-average shares and assumed conversions	17,916	18,475	18,125	18,768

(1)

Includes $398 and $2,869 of lease termination costs for the three and twelve months ended December 31, 2016, respectively, reported in “closure and impairment charges” in the Consolidated Statements of Comprehensive Income

(2)	Adjustments to deferred tax balances primarily due to changes in effective state tax rate because of Support Center consolidation.

NON-GAAP FINANCIAL MEASURES

(In millions)

(Unaudited)

Reconciliation of U.S. GAAP net income to Adjusted EBITDA:

(in Millions)
U.S. GAAP net income	$98.0
Interest charges	73.7
Income taxes	55.1
Depreciation and amortization	30.6
Non-cash stock-based compensation	10.9
Closure and impairment charges	5.1
Loss on disposition of assets	0.8
Other	1.1

Adjusted EBITDA	$275.3